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                                 EX-99.B18(b)

                        Amended and Restated Rule 18f-3
                                Multi-Class Plan
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                             THE VICTORY PORTFOLIOS

                              AMENDED AND RESTATED
                          RULE 18f-3 MULTI-CLASS PLAN
                          ---------------------------


         I.      INTRODUCTION.
                 ------------

                 Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), the following sets forth the method for allocating fees and expenses among each class of shares of the underlying investment funds of The Victory Portfolios (the "Company") that issues multiple classes of shares (the "Multi-Class Funds"). In addition, this Rule 18f-3 Multi-Class Plan (the "Plan") sets forth the shareholder servicing arrangements, distribution arrangements, conversion features, exchange privileges and other shareholder services of each class of shares in the Multi-Class Funds.

                 The Company is an open-end series investment company registered under the 1940 Act, the shares of which are registered on Form N-1A under the Securities Act of 1933 (Registration Nos. 33-8982 and 811-4851). Upon the effective date of this Plan, the Company hereby elects to offer multiple classes of shares in the Multi-Class Funds pursuant to the provisions of Rule 18f-3 and this Plan. This Plan does not make any material changes to the general class arrangements and expense allocations previously approved by the Board of Trustees of the Company.

                 The Company currently consists of the following twenty-eight separate Funds:
Balanced Fund
Convertible Securities Fund (inactive)
Diversified Stock Fund
Financial Reserves Fund
Florida Tax-Free Bond Fund (inactive)
Fund For Income
Government Bond Fund
Government Mortgage Fund
Growth Fund
Institutional Money Market Fund
International Growth Fund
Intermediate Income Fund
Investment Quality Bond Fund
Limited Term Income Fund
Municipal Bond Fund (inactive)
National Municipal Bond Fund
New York Tax-Free Fund
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Ohio Municipal Bond Fund
Ohio Municipal Money Market Fund
Ohio Regional Stock Fund
Prime Obligations Fund
Short-Term U.S. Government Income Fund (Inactive)
Special Growth Fund
Special Value Fund
Stock Index Fund
Tax-Free Money Market Fund
U.S. Government Obligations Money Market Fund
Value Fund

                 Each of the following Funds is a Multi-Class Fund, authorized to issue the following classes of shares representing interests in the same underlying portfolio of assets of the respective Fund:

                          Class A Shares and Class B Shares (the "Non-Money
                          -------------------------------------------------
                          Market Funds"):
                          --------------

                          Balanced Fund
                          Diversified Stock Fund
                          Government Bond Fund
                          International Growth Fund
                          National Municipal Bond Fund
                          New York Tax-Free Fund
                          Ohio Regional Stock Fund
                          Special Value Fund

                          Service Class Shares and Institutional Class Shares:
                          ---------------------------------------------------
                          (the "Money Market Funds")
                          --------------------------

                          Institutional Money Market Fund
                          U.S. Government Obligations Money Market Fund

         II.     CLASS ARRANGEMENTS.
                 ------------------

                 The following summarizes the front-end sales charges, contingent deferred sales charges, Rule 12b-1 distribution fees, shareholder servicing fees, conversion features, exchange privileges and other shareholder services applicable to each class of shares of the Multi-Class Funds. Additional details regarding such fees and services are set forth in each Fund's current Prospectus and Statement of Additional Information.


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                 A.       NON-MONEY MARKET FUNDS - CLASS A SHARES:

                          1.       INITIAL SALES LOAD:  4.75% (of the
                                   offering price).

                          2.       CONTINGENT DEFERRED SALES CHARGE:
                                   None.

                          3.       RULE 12b-1 DISTRIBUTION FEES:  None.

                          4.       SHAREHOLDER SERVICING FEES:  Up to
                                   .25% per annum of average daily net
                                   assets.

                          5.       CONVERSION FEATURES:  None.

                          6.       EXCHANGE PRIVILEGES:  Subject to
                                   restrictions and conditions set
                                   forth in the Prospectus, may be
                                   exchanged for Class A shares of any
                                   other Non-Money Market Fund.  Shares
                                   of non-money market Funds that are
                                   not Multi-Class Funds are deemed to
                                   be Class A shares for this purpose.
                                   Shares of Money Market Funds that
                                   are not multi-class Funds are deemed
                                   to be Service Class shares for this
                                   purpose (other than Financial
                                   Reserves Fund).

                          7.       OTHER SHAREHOLDER SERVICES:  As
                                   provided in the Prospectus.
                                   Services do not differ from those
                                   applicable to Class B shares.

                 B.       NON-MONEY MARKET FUNDS - CLASS B SHARES:

                          1.       INITIAL SALES LOAD:  None

                          2.       CONTINGENT DEFERRED SALES CHARGE:
                                   5% in the first year, declining to
                                   1% in the sixth year and eliminated
                                   thereafter.

                                   (Based upon the lesser of the net asset
                                   value of the shares at the time of
                                   redemption or the original purchase
                                   price.  Not applicable to shares
                                   purchased by the reinvestment of
                                   dividends or capital gains
                                   distributions.)

                          3.       RULE 12b-1 DISTRIBUTION FEES:  .75%
                                   per annum of the average daily net
                                   assets.

                          4.       SHAREHOLDER SERVICING FEES:  Up to
                                   .25% of the average daily net
                                   assets.





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                          5.      CONVERSION FEATURES:  Convert to
                                  Class A shares 96 months after
                                  purchase, based on relative net
                                  asset values of the two classes.
                                  Shares acquired by the reinvestment
                                  of dividends and distributions are
                                  included in the conversion.

                          6.      EXCHANGE PRIVILEGES:  May be
                                  exchanged for Class B shares of
                                  other Multi-class Funds.

                          7.      OTHER SHAREHOLDER SERVICES:  As
                                  provided in the Prospectus.
                                  Services do not differ from those
                                  applicable to Class A shares.

                 C.       MONEY MARKET FUNDS - INSTITUTIONAL SHARES:

                          1.      MAXIMUM INITIAL SALES LOAD:  None.

                          2.      CONTINGENT DEFERRED SALES CHARGE:
                                  None.

                          3.      RULE 12b-1 DISTRIBUTION FEES:  None.
                                  "Defensive" Rule 12b-1 Plan covers
                                  fees paid to the adviser and
                                  administrator.

                          4.      SHAREHOLDER SERVICING FEES:  None.

                          5.      CONVERSION FEATURES:  None.

                          6.      EXCHANGE PRIVILEGES:  None.

                 D.       MONEY MARKET FUNDS - SERVICE SHARES:

                          1.      MAXIMUM INITIAL SALES LOAD:  None.

                          2.      CONTINGENT DEFERRED SALES CHARGE:
                                  None.

                          3.      RULE 12b-1 DISTRIBUTION FEES:  None.
                                  "Defensive" Rule 12b-1 Plan covers
                                  fees paid to the adviser and
                                  administrator.

                          4.      SHAREHOLDER SERVICING FEES:  Up to
                                  .25% of the average daily net
                                  assets.

                          5.      CONVERSION FEATURES:  None.

                          6.      EXCHANGE PRIVILEGES:  None.





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         III.             ALLOCATION OF EXPENSES.
                          ----------------------

                 Pursuant to Rule 18f-3 under the 1940 Act, the Company shall allocate to each class of shares in a Multi-Class Fund (i) any fees and expenses incurred by the Company in connection with the distribution of such class of shares (other than with respect to the Money Market Funds) under a distribution plan adopted for such class of shares pursuant to Rule 12b-1 ("Rule 12b-1 fees"), and (ii) any fees and expenses incurred by the Company under a shareholder servicing plan in connection with the provision of shareholder services to the holders of such class of shares ("Service Plan fees"). In addition, pursuant to Rule 18f-3, the Company may allocate the following fees and expenses (the "Class Expenses") to a particular class of shares in a single Multi-Class Fund:

                 (i) transfer agent fees identified by the transfer agent as being attributable to such class of shares;

                 (ii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, reports, and proxies to current shareholder of such class of shares or to regulatory agencies with respect to such class of shares;

                 (iii) blue sky registration or qualification fees incurred by such class of shares;

                 (iv) Securities and Exchange Commission registration fees incurred by such class of shares;

                 (v) the expense of administrative personnel and services (including, but not limited to, those of a fund accountant or dividend paying agent charged with calculating net asset values or determining or paying dividends) as required to support the shareholders of such class of shares;

                 (vi) litigation or other legal expenses relating solely to such class of shares;

                 (vii) fees of the Company's Trustees incurred as result of issues relating to such class of shares; and

                 (viii) independent accountants' fees relating solely
                        to such class of shares; and

                 (ix) shareholder meeting expenses for meetings of a particular class.

                 Class Expenses, Rule 12b-1 fees and Service Plan fees are the only expenses allocated to the classes disproportionately. The Class Expenses allocated to each share of a





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class during a year will differ from the Class Expenses allocated to each share of any other class by less than 50 basis points of the average daily net asset value of the class of shares with the smallest average daily net asset value.

                 The initial determination of fees and expenses that will be allocated by the Company to a particular class of shares and any subsequent changes thereto will be reviewed by the Board of Trustees and approved by a vote of the Trustees of the Company, including a majority of the Trustees who are not interested persons of the Company. The Trustees will monitor conflicts of interest among the classes and agree to take any action necessary to eliminate conflicts.

                 Income, realized and unrealized capital gains and losses, and any expenses of a Money Market Funds not allocated to a particular class of such Fund by this Plan shall be allocated to each class of such Fund on the basis of the relative net assets (settled shares), as defined in Rule 18f-3, of that class in relation to the net assets of such Fund.

                 Income, realized and unrealized capital gains and losses, and any expenses of the Non-Money Market Funds not allocated to a particular class of any such Fund pursuant to this Plan shall be allocated to each class of the Fund on the basis of the net asset value of that class in relation to the net asset value of the Fund.

                 Any dividends and other distributions on shares of a class will differ from dividends and other distributions on shares of other classes only as a result of the allocation of Class Expenses, Rule 12b-1 fees, Service Plan fees and the effects of such allocations.

                 The Investment Adviser will waive or reimburse its management fee in whole or in part only if the fee is waived or reimbursed to all shares of a Fund in proportion to their relative average daily net asset values. The Investment Adviser, and any entity related to the Investment Adviser, who charges a fee for a Class Expense will waive or reimburse that fee in whole or in part only if the revised fee more accurately reflects the relative costs of providing to each class the service for which the Class Expense is charged.

         IV.     BOARD REVIEW.
                 ------------

                 The Board of Trustees of the Company shall review this Plan as frequently as it deems necessary. Prior to any material amendment(s) to this Plan, the Company's Board of Trustees, including a majority of the Trustees that are not interested persons of the Company, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating Class Expenses and/or fund expenses), is in the best interest of each class of shares of a Multi-Class Fund individually and the Fund as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Trustees of the Company shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan. Such information shall address





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the issue of whether any waivers or reimbursements of advisory or administrative fees could be considered a cross-subsidization of one class by another, and other potential conflicts of interest between classes.

                 In making its initial determination to approve this Plan, the Board has focused on, among other things, the relationship between or among the classes and has examined potential conflicts of interest among classes (including those potentially involving a cross-subsidization between classes) regarding the allocation of fees, services, waivers and reimbursements of expenses, and voting rights. The Board has evaluated the level of services provided to each class and the cost of those services to ensure that the services are appropriate and the allocation of expenses is reasonable. In approving any subsequent amendments to this Plan, the Board shall focus on and evaluate such factors as well as any others deemed necessary by the Board.

Adopted May 24, 1995; Effective June 5, 1995
Amended And Restated December 6, 1995





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